Exhibit 99.1
**For Immediate Release**
Saia, Inc. Reports First Quarter 2010 Results
Revenues were $212 million, an increase of 3 percent from prior year quarter
JOHNS CREEK, GA. — April 29, 2010 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported first quarter 2010 results.
First Quarter 2010 Results Compared to First Quarter 2009
•	Revenues were $212.2 million, an increase of 3 percent over the prior year quarter

•	Operating loss was $2.1 million compared to operating loss of $7.5 million in the prior year quarter

•	Net loss per share was $0.21. Net loss per share in the prior year quarter was $0.47

•	Operating ratio was 101.0 vs. 103.6 in the prior year quarter

•	LTL tonnage per workday was up 2.8 percent from prior year as LTL shipments per workday were flat with a 2.8 percent increase in weight per shipment

•	LTL yield was down 0.2 percent from the prior year quarter due to competitive pricing partially offset by higher fuel surcharge
First quarter margins improved primarily due to cost reduction efforts and productivity initiatives. These initiatives include the following:
•	Productivity improvement in load average, dock and clerical categories

•	Terminal labor cost per bill improvement of 8.5 percent

•	Lower accident severity and 30 percent improvement in lost time injuries

•	Improved cargo claims experience
“While improved relative to 2009 trends, the environment remains difficult with soft tonnage and industry overcapacity which continue to pressure yields. We are addressing this challenging environment with measured pricing decisions, targeted sales and marketing programs and engineered efficiency initiatives. While we are beginning to see some rationalization in pricing, we have a long way to go to recover the yield deterioration experienced over the past two years” said Rick O’Dell, president and chief executive officer. “In the meantime, our execution is solid on a number of fronts including best in class on-time service and improved performance in key productivity metrics, safety and cargo claims.”
“Saia remains committed to managing through these difficult times with a relentless focus on our strategy of building density in our network, customer satisfaction and engineered process improvements to achieve long-term benefits for our customers and shareholders,” O’Dell said.
Financial Position and Capital Expenditures
Total debt was $90.0 million at March 31, 2010. Net of the Company’s $6.4 million cash balance at quarter-end, net debt to total capital was 29.5 percent. This compares to total debt of $116.3 million and net debt to total capital of 37.0 percent in the prior year quarter.

Saia, Inc. First Quarter 2010 Results

Net capital expenditures for the first three months of 2010 were $63 thousand. This compares to $1.9 million in the prior year quarter. The Company is planning net capital expenditures in 2010 of approximately $10 million. This reduced level is due to the uncertain economic environment and will be reevaluated as tonnage improves.
Conference Call
The Company will hold a conference call to discuss these results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-800-776-9057 or dial 913-312-9321 for international calls and using conference ID #4878983. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through May 6, 2010. The replay is available by dialing 1-888-203-1112 or 719-457-0820.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Georgia and a network of 147 terminals, Saia employs 7,200 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation

Saia, Inc. First Quarter 2010 Results

requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer
RMcKenzie@Saia.com
678.542.3910

Saia, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,372	$8,746
Accounts receivable, net	99,211	87,507
Prepaid expenses and other	40,003	38,300

Total current assets	145,586	134,553

PROPERTY AND EQUIPMENT:
Cost	615,234	615,803
Less: accumulated depreciation	301,213	292,443

Net property and equipment	314,021	323,360

OTHER ASSETS	8,244	8,513

Total assets	$467,851	$466,426

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$49,798	$46,997
Wages and employees’ benefits	20,813	18,793
Other current liabilities	35,411	36,981

Total current liabilities	106,022	102,771

OTHER LIABILITIES:
Long-term debt, less current portion	90,000	90,000
Deferred income taxes	41,867	41,867
Claims, insurance and other	30,160	29,107

Total other liabilities	162,027	160,974

SHAREHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	201,397	201,041
Deferred compensation trust	(2,749)	(2,737)
Retained earnings	1,138	4,361

Total shareholders’ equity	199,802	202,681

Total liabilities and shareholders’ equity	$467,851	$466,426

Saia, Inc. and Subsidiary
Consolidated Statements of Operations
For the Quarters Ended March 31, 2010 and 2009
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2010	2009
OPERATING REVENUE	$212,224	$206,102

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	117,464	127,635
Purchased transportation	17,435	13,861
Fuel, operating expenses and supplies	55,902	45,486
Operating taxes and licenses	9,214	8,990
Claims and insurance	5,085	7,611
Depreciation and amortization	9,305	10,031
Operating gains, net	(56)	(59)

Total operating expenses	214,349	213,555

OPERATING LOSS	(2,125)	(7,453)

NONOPERATING EXPENSES:
Interest expense	3,073	2,802
Other, net	(315)	21

Nonoperating expenses, net	2,758	2,823

LOSS BEFORE INCOME TAXES	(4,883)	(10,276)
Income tax benefit	(1,660)	(3,987)

NET LOSS	$(3,223)	$(6,289)

Average common shares outstanding — basic	15,697	13,345

Average common shares outstanding — diluted	15,697	13,345

Basic loss per share	$(0.21)	$(0.47)

Diluted loss per share	$(0.21)	$(0.47)

Saia, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
For the Quarters Ended March 31, 2010 and 2009
(Amounts in thousands)
(Unaudited)

	2010	2009
OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities-continuing operations	$(2,311)	$7,012

Net cash provided by (used in) operating activities	(2,311)	7,012

INVESTING ACTIVITIES:
Acquisition of property and equipment	(122)	(2,266)
Proceeds from disposal of property and equipment	59	368

Net cash used in investing activities	(63)	(1,898)

FINANCING ACTIVITIES:
Repayment of long-term debt	—	(20,225)

Net cash used in financing activities	—	(20,225)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,374)	(15,111)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,746	27,061

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,372	$11,950

Saia, Inc. and Subsidiary
Financial Information
For the Quarters Ended March 31, 2010 and 2009
(Amounts in thousands)
(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2010	2009	Change	2010	2009	Change
Workdays					63	63

Operating ratio		101.0%	103.6%

F/S Revenue	LTL	197,303	192,719	2.4	3,131.8	3,059.0	2.4
	TL	14,921	13,383	11.5	236.8	212.4	11.5
	Total	212,224	206,102	3.0	3,368.6	3,271.5	3.0

Revenue excluding	LTL	197,677	192,647	2.6	3,137.7	3,057.9	2.6
revenue recognition	TL	14,949	13,378	11.7	237.3	212.4	11.7
adjustment	Total	212,627	206,025	3.2	3,375.0	3,270.2	3.2

Tonnage	LTL	858	834	2.8	13.62	13.24	2.8
	TL	163	150	8.9	2.59	2.38	8.9
	Total	1,021	984	3.7	16.20	15.62	3.7

Shipments	LTL	1,551	1,550	0.0	24.61	24.60	0.0
	TL	23	21	11.7	0.37	0.33	11.7
	Total	1,574	1,571	0.2	24.98	24.93	0.2

Revenue/cwt.	LTL	11.52	11.55	(0.2)
	TL	4.59	4.47	2.6
	Total	10.41	10.47	(0.5)

Revenue/shipment	LTL	127.49	124.29	2.6
	TL	640.28	640.11	0.0
	Total	135.09	131.15	3.0

Pounds/shipment	LTL	1,106	1,076	2.8
	TL	13,963	14,324	(2.5)
	Total	1,297	1,253	3.5